UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2013

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2013, the Board of Directors of Crocs, Inc. (the “Company”) approved and adopted the Crocs, Inc. Change in Control Plan (the “Plan”) for eligible employees of the Company.  The participants in the Plan will include the Company’s executive officers.

Under the Plan, upon a Change in Control (as defined in the Plan), the participants will be entitled to the following benefits:

•                  full vesting of any time-vested equity awards held by the participant, and

•                  vesting at the target performance level of any performance-based equity awards held by the participant.

Under the Plan, if a Change in Control occurs and the participant’s employment is terminated by the Company without Cause (as defined in the Plan) or the participant resigns from the Company for Good Reason (as defined in the Plan) within the two-year period following the Change in Control, the participant will be entitled to the following payments and benefits:

•                  for the Company’s Chief Executive Officer three times and for the other executive officers up to two times the sum of (i) the participant’s annual base salary in effect on the date immediately prior to the Change in Control and (ii) the greater of (x) the participant’s target annual bonus for the year in which the Change in Control occurs and (y) the average annual bonus payments actually made to the participant in the three years prior to the year in which the Change in Control occurs, with the multiple for other participant’s determined by the Compensation Committee,

•                  for the Company’s Chief Executive Officer (regardless of age) and the other executive officers who are age 55 or over, payment by the Company of the employer and employee premiums for continued health coverage for the executive and his/her covered dependents until the executive becomes eligible to enroll in Medicare Part A or until the executive becomes eligible for coverage under a subsequent employer’s health plan, and

•                  payment by the Company of the employer and employee premiums for continued health coverage for non-executive officer participants and executive officers under age 55 and their covered dependents for the shorter of 18 months following cessation of employment and the period for which the individuals are eligible for and elect such coverage.

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of the Company was held on June 12, 2013 in Boulder, Colorado.  The results of the matters submitted to a vote of the stockholders at the meeting were as follows:

(a)   The nominees for election as Class II directors to serve until the annual meeting of stockholders to be held in 2016 and thereafter until their successors are duly elected and qualified, were elected based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond D. Croghan	44,667,671	17,626,484	14,237,029
Peter A. Jacobi	60,770,785	1,523,370	14,237,029
Doreen A. Wright	60,770,638	1,523,517	14,237,029

(b)   The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
75,986,773	498,447	45,964

(c)    The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
61,913,832	292,935	87,388	14,237,029

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

10.1         Crocs, Inc. Change in Control Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 18, 2013	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President- Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Crocs, Inc. Change in Control Plan